SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported) May 21, 2003

CORAM HEALTHCARE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11343	33-0615337

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 900, Denver, Colorado	80202

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (303) 292-4973

(Former name or former address, if changed since last report)

     Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes [   ] No [   ]

(On August 8, 2000, the registrant and one of its wholly-owned subsidiaries filed voluntary petitions under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court for the District of Delaware. Through June 5, 2003, no plan or plans of reorganization have been confirmed by such court).

Item 5. Other
SIGNATURES

Item 5. Other

Certain financial advisors to the Chapter 11 trustee overseeing the jointly administered bankruptcy cases of Coram Healthcare Corporation and its wholly-owned subsidiary, Coram, Inc., previously furnished an enterprise valuation analysis, dated December 11, 2002, to Coram Healthcare Corporation and its subsidiaries (collectively the “Company”). Such enterprise valuation analysis was utilized in the determination of the Company’s goodwill impairment pursuant to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“Statement 142”).

In certain ongoing bankruptcy-related proceedings, the Company’s management, the Chapter 11 trustee and his financial advisors were made aware of inaccuracies in the aforementioned enterprise valuation analysis. In connection therewith, management estimates that the Company’s non-cash charge for the impairment of goodwill and other long-lived assets during the year and quarter ended December 31, 2002, as included in the audited consolidated financial statements in the Annual Report on Form 10-K/A Amendment No. 1, was overstated by approximately $10 million to $12 million; however, as further discussed in the following paragraph, management has not yet completed all of its financial analyses relative to this matter. Because management believes that there will be no related income tax effect, the reported net income for the year and quarter ended December 31, 2002 is expected to be favorably impacted by an amount equivalent to the correction of the overstated non-cash charge. There will be no income statement impact for the quarter ended March 31, 2003.

Management is currently working with the Chapter 11 trustee’s financial advisors to complete an amended enterprise valuation report whereupon the amount of the overstatement of the non-cash charge for the impairment of goodwill will be determined. Additionally, management expects to work with its independent auditors to make the necessary adjustments to the Company’s consolidated financial statements included in its Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2002 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 as soon as practical. Management is not currently aware of any other material adjustments that will be required to the Company’s consolidated financial statements; however, it is possible that other adjustments may be identified in the process of restating the Company’s consolidated financial statements.

Note: Except for historical information, all other statements in this report are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may vary materially from these forward-looking statements due to important risk factors, including the Company’s lack of profitability; uncertainties associated with the outcomes of certain pending legal matters, including the bankruptcy proceedings; the Company’s leveraged financial structure; the Company’s ability to comply with certain governmental regulations; the Company’s need to obtain additional financing or equity; the Company’s limited liquidity; the Company’s dependence upon its relationships with third party payers and the prices paid by such third party payers for the Company’s services; and certain other factors. Risk factors are described in greater detail in the Company’s Annual Reports on Form 10-K, Form 10-Q Quarterly Reports and Form 8-K Current Reports on file with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORAM HEALTHCARE CORPORATION

Date: June 5, 2003	By:	/s/ SCOTT R. DANITZ
		Name: Title:	Scott R. Danitz Senior Vice President, Chief Financial Officer and Treasurer

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